OneSpan Inc. SC TO-I

Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock of
OneSpan Inc.
Pursuant to its Offer to Purchase
Dated November 13, 2023
Up to $20 million of Common Stock
at a cash Purchase Price not more than
$11.00 nor less than $9.50 per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE
END OF THE DAY, NEW YORK CITY TIME, ON DECEMBER 11, 2023, UNLESS THE
OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY
BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

●	certificates for your Shares (as defined below) are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

●	you cannot comply with the procedure for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or

●	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase, dated November 13, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail or overnight courier in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

If delivering via courier, UPS, FedEx or other expedited service: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	If delivering via a USPS service: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company, B. Riley Securities, Inc., the Dealer Manager for the Offer, or Broadridge Corporate Issuer Solutions, LLC, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to OneSpan Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated November 13, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of shares of Common Stock of the Company, par value $0.001 per share (each, a “Share,” and collectively, the “Shares”), listed below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Number of Shares to be tendered: ________ Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 3 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER
(1) OR (2) BELOW):

(1) SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Price (in Dollars) Per Share At Which Shares Are Being Tendered,” the undersigned hereby tenders Shares at the Purchase Price (as defined in the Offer to Purchase) as shall be determined by the Company in accordance with the terms of and subject to the conditions of the Offer.

☐	The undersigned wishes to maximize its chances of having the Company purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Shares at, and is willing to accept, the Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer. The undersigned understands that checking this box will result in its Shares being deemed to have been tendered at $9.50 per Share, which is the low end of the price range in the Offer, for purposes of determining the Purchase Price. The undersigned also understands that this may have the effect of lowering the Purchase Price and could result in the undersigned receiving a per Share price as low as $9.50, which is below the last reported sale price for the Shares on November 10, 2023, the last full trading day prior to the public announcement of the Offer, which was $9.52.

OR

(2) PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Pursuant to The Offer,” the undersigned hereby tenders Shares at the price per Share checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if you select a box other than the box representing a price at or below the Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐ $9.50	☐ $9.60	☐ $9.70	☐ $9.80
☐ $9.90	☐ $10.00	☐ $10.10	☐ $10.20
☐ $10.30	☐ $10.40	☐ $10.50	☐ $10.60
☐ $10.70	☐ $10.80	☐ $10.90	☐ $11.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS
(See Instruction 3 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares.

Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER
(See Instruction 3 of the Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐ The minimum number of Shares that must be purchased, if any are purchased, is: ___________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐ The tendered Shares represent all Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s)

Address(es)
(Include Zip Code)

Area code and telephone number:

If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Eligible Institution”), hereby guarantees: (i) that the above-named person(s) “own(s)” and has or have a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and any other required documents, within two (2) trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Name of Eligible Institutions Guaranteeing Delivery)	(Authorized Signature)

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2023

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL UNLESS DELIVERY OF THE SHARES IS MADE BY BOOK-ENTRY TRANSFER.

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